Exhibit 8.2

                 [Letterhead of Burnet, Duckworth & Palmer]

November 6, 1998



Devon Energy Corporation
20 North Broadway, Suite 1500
Oklahoma City, Oklahoma  73102


Ladies and Gentlemen:

We have acted as Canadian counsel to Devon Energy Corporation, an Oklahoma corporation ("Devon"), in connection with the preparation and filing of the Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on November 6, 1998 for the purpose of registering 16,090,376 shares of Devon Common Stock to be issuable for the Exchangeable Shares of Northstar Energy Corporation, an Alberta corporation. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

In connection with this opinion, we have examined the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed: (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the registration of shares of Devon Common Stock that have come to our attention during our engagement; and (ii) that the issuance of shares of Devon Common Stock pursuant to the Registration Statement will be consummated in the manner described in the Registration Statement.

Subject to the assumptions set forth above, the assumptions and qualifications set forth in the Registration Statement under the heading "Income Tax Considerations - Canadian Federal Income Tax Considerations" (the "Discussion") and the fact that the Discussion is a summary and does not purport to discuss all possible Canadian federal income tax consequences of exchanging Exchangeable Shares, we are of the opinion that the Discussion states the material Canadian federal income tax consequences generally applicable to Canadian Holders of Exchangeable Shares with respect to the exchange of Exchangeable Shares for shares of Devon Common Stock pursuant to the Plan of Arrangement. In addition, we express no opinion as to the Canadian federal, provincial, local, foreign or other tax consequences, other than as set forth in the Discussion. Further, there can be no assurances that the opinion expressed herein will be accepted by Revenue Canada, Customs, Excise and Taxation ("Revenue Canada") or, if challenged, by a court. We also note that the Registration Statement does not relate to a specific exchange of Exchangeable Shares for shares of Devon Common Stock. Accordingly, the above-referenced description of Canadian federal income tax considerations may, under certain circumstances, require modification in the context of an actual exchange of Exchangeable Shares for shares of Devon Common Stock after the date hereof. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

In rendering our opinion, we have considered the applicable provisions of the Income Tax Act (Canada) (the "Canadian Tax Act"), the regulations thereunder, the Canada-United States Income Tax Convention, 1980, as amended (the "Tax Treaty"), pertinent judicial authorities, and our understanding of the current administrative practices published by Revenue Canada and such other authorities as we have considered relevant. Our opinion takes into account specific proposals to amend the Canadian Tax Act and regulations publicly announced by the Minister of Finance prior to the date hereof (the "Tax Proposals") and assumes that all Tax Proposals will be enacted in their present form. However, no assurances can be given that the Tax Proposals will be enacted in the form proposed, or at all. Except for the foregoing, this opinion does not take into account or anticipated any changes in law, whether by judicial, administrative or legislative action or decision, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described in our opinion. No advance income tax ruling has been obtained from Revenue Canada to confirm the tax consequences of any of the transactions described herein. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect): (i) in applicable law; or (ii) in any information, document, corporate record, covenant, statement, representation or assumption stated herein which becomes untrue or incorrect.

This letter is furnished to you solely for use in connection with the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to our firm name under the headings "Certain Legal Matters" and "Income Tax Considerations - Canadian Federal Income Tax Considerations" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours very truly,

BURNET, DUCKWORTH & PALMER

/s/  Burnet, Duckworth & Palmer